Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation
Coininvest GmbH	Germany
European Precious Metal Trading GmbH	Germany
FCC Futures, Inc.	Iowa, U.S.
FCStone Commodity Services (Europe) Ltd	Ireland
FCStone do Brasil Ltda.	Brazil
FCStone Group, Inc.	Delaware, U.S.
FCStone Merchant Services, LLC	Delaware, U.S.
FCStone Paraguay S.R.L.	Paraguay
Gain Capital Australia Pty. Ltd.	Australia
Gain Capital Europe, Ltd.	Cyprus
Gain Capital – Forex.com Canada, Ltd.	Canada
Gain Capital – Forex.com Cyprus Ltd.	Cyprus
Gain Capital – Forex.com Hong Kong, Ltd.	Hong Kong
Gain Capital Group, LLC	Delaware, U.S.
Gain Capital Holdings International, B.V.	The Netherlands
Gain Capital Holdings International, LLC	Delaware, U.S.
Gain Capital Holdings Ltd.	England and Wales
Gain Capital Japan Co., Ltd.	Japan
Gain Capital Poland sp z.o.o.	Poland
Gain Capital Singapore Pte. Ltd.	Singapore
Gain Capital Technology Consulting Hong Kong Limited	Hong Kong
Gain Capital UK Limited	England and Wales
Gain Global Markets Bermuda, Ltd.	Bermuda
Gain Global Markets International, B.V.	The Netherlands
Gain Global Markets, Inc.	Cayman Islands
Gain GTX, LLC	Delaware, U.S.
Gain Holdings, LLC	Delaware, U.S.
Gainvest Asset Management Ltd.	British Virgin Islands
GCAM, LLC	Delaware
Global Asset Advisors, LLC	Illinois, U.S.
Global Futures & Forex, Ltd.	Michigan, U.S.
GTX SEF, LLC	Delaware, U.S.
INTL Capital S.A.	Argentina
INTL CIBSA S.A.	Argentina
INTL FCStone Banco de Cambio S.A.	Brazil
INTL FCStone (BVI) Limited	British Virgin Islands
INTL FCStone Commodities DMCC	Dubai, United Arab Emirates
INTL FCStone de Mexico, S. de R.L. de C.V.	Mexico
INTL FCStone DTVM Ltda.	Brazil
INTL FCStone Financial (Canada) Inc.	British Columbia, Canada
INTL FCStone Payments Ltd	United Kingdom
INTL FCStone Pty Ltd	Australia
INTL FCStone S.A.	Argentina
INTL FCStone (Shanghai) Trading Co., Ltd	China
INTL FCStone Technology Services Private Limited	India
INTL Fillmore Advisors Canada, ULC	British Columbia, Canada
INTL Fillmore Advisors LLC	Delaware, U.S.
INTL Gainvest S.A.	Argentina
INTL Netherlands B.V.	The Netherlands
INTL Pagos S.A.U.	Argentina
INTL Participacoes Ltda.	Brazil
Island Traders (Cayman), Limited	Cayman Islands

Exhibit 21 (continued)
Name	Place of Incorporation
Jia Rao Network Technology Co. Ltd.	China
SA Stone Investment Advisors Inc.	Delaware, U.S.
SA Stone Wealth Management Inc.	Delaware, U.S.
StoneX Agency Services Limited	Nigeria
StoneX APAC Pte. Ltd.	Singapore
StoneX Bullion Inc.	Florida, U.S.
StoneX Credit Trading Inc.	Delaware, U.S.
StoneX Financial Europe S.A.	Luxembourg
StoneX Financial GmbH	Germany
StoneX Financial (HK) Ltd.	Hong Kong
StoneX Financial Inc.	Florida, U.S.
StoneX Financial Ltd	United Kingdom
StoneX Financial Nigeria Limited	Nigeria
StoneX Financial Pte. Ltd.	Singapore
StoneX Markets LLC	Iowa, U.S.
StoneX (Netherlands) B.V.	The Netherlands
StoneX Technology Services LLC	Delaware, U.S.
Top Third AG Marketing, LLC	Delaware, U.S.
Trade Facts Ltd.	England
Westown Commodities, LLC	Iowa, U.S.